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                                                                 EXHIBIT 10.24


                                      AMENDMENT
                  HILTON HOTELS RETIREMENT BENEFIT REPLACEMENT PLAN


         WHEREAS, Hilton Hotels Corporation (the "Company") maintains the Hilton Hotels Retirement Benefit Replacement Plan ("Plan"); and

         WHEREAS, the Company has the right to amend the Plan; and

         WHEREAS, the Company has resolved that benefit accruals under the Plan should be frozen effective December 31, 1996 for all Participants;

         NOW, THEREFORE, the Plan is hereby amended as follows:

         The following is added to the end of Section 2.2:

         "Effective January 1, 1997, no further benefits shall be accrued by any Participant in this Plan. Accordingly, each Participant in this Plan shall be entitled to the benefit he or she earned through and including December 31, 1996, but shall not be credited with any additional benefit following December 31, 1996. The benefit payable under this plan shall, however, be calculated by reference to the actual benefit payable from the retirement plan. Thus, by way of illustration and not limitation, if cost of living



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    increases under Internal Revenue Code Section 415 following December 31,
    1996 increase the benefit payable to a Participant under the retirement plan, the benefit payable to the Participant under this Plan shall be correspondingly decreased."

         IN WITNESS WHEREOF, this Amendment is hereby adopted this ____ day of November, 1996.


                                  HILTON HOTELS CORPORATION


                                  By ______________________

                                  Its _____________________



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